UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2005

MARATHON OIL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-5153	25-0996816
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

5555 San Felipe Road, Houston, Texas		77056-2723
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 629-6600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01         Completion of Acquisition or Disposition of Assets.

On June 30, 2005, Marathon Oil Corporation (“Marathon”) completed its acquisition of Ashland Inc.’s (“Ashland”) 38 percent interest in Marathon Ashland Petroleum LLC (“MAP”) and certain complementary businesses in a transaction valued at $3.730 billion. MAP is now a wholly owned subsidiary of Marathon, and its name will be changed to Marathon Petroleum Company LLC effective September 1, 2005, following orderly notifications to customers, suppliers, regulatory agencies and other parties.  Details of the transaction are included in the press release filed herewith as Exhibit 99.1, which press release is incorporated by reference herein.

Item 2.03         Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As part of the acquisition described in Item 2.01, ATB Holdings, Inc. (“ATB Holdings”), formerly a wholly owned subsidiary of Ashland, was merged into Marathon Domestic LLC (“Marathon Domestic”), a wholly owned subsidiary of Marathon.  The financial obligations of ATB Holdings under the Uncommitted Line of Credit Agreement dated June 23, 2005 between ATB Holdings and Citibank, N.A. (the “Credit Agreement”), further described in Item 1.01 of Marathon’s Current Report on Form 8-K filed June 29, 2005 (the “June 29 Form 8-K”), were assumed by Marathon Domestic in such merger.  The amount borrowed under the Credit Agreement on June 30, 2005 was $1.92 billion.

Pursuant to the terms of the Credit Agreement, Marathon Domestic will repay the principal amount of each advance on the earliest to occur of:  (i) demand by the lender; (ii) the last day of the interest period for such advance; and (iii) the termination date, together with accrued interest.   Marathon Domestic will pay interest, at a rate quoted by the lender and agreed to by Marathon Domestic, on the unpaid principle amount of each advance made to Marathon Domestic from the date of such advance until such principal amount is paid in full, in arrears on demand, or if no demand has been made, on the last day of the interest period for such advance.

The Credit Agreement may be terminated by Marathon Domestic or the lender by giving written notice of termination to the other party, but no termination will affect Marathon Domestic’s obligations with respect to advances outstanding at the time of termination.

Marathon Domestic intends to repay all outstanding amounts under the Credit Agreement on July 1, 2005 and thereafter terminate the agreement.

The Credit Agreement is filed as Exhibit 10.2 to the June 29 Form 8-K.  The preceding summary is qualified in its entirety by, and should be read in conjunction with, such exhibit.

Item 9.01         Financial Statements and Exhibits.

(c)           Exhibits.

99.1         Press Release dated June 30, 2005, issued by Marathon Oil Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARATHON OIL CORPORATION

Date: June 30, 2005	By:	/s/ A.G. Adkins
A.G. Adkins
Vice President, Accounting and Controller

EXHIBIT INDEX

Number	Exhibit

99.1	Press Release dated June 30, 2005, announcing Marathon’s acquisition of Ashland’s interest in Marathon Ashland Petroleum LLC.